Exhibit 99.1

Investors Relation contacts:
John Marco, Partner, Elite IR
Tel:   +1-310-819-2948
Email: John.marco@elite-ir.com

Leslie J. Richardson, Partner, Elite IR
Tel:   +852-3183-0283
Email: Leslie.richardson@elite-ir.com

Weikang Bio-Technology Reports Third Quarter 2010 Financial Results; Revenue of $17 Million and
Non-GAAP Net Income of $6.4 Million or $0.23 Earnings per Share

$30 Million in Cash and Equivalents
Revenue of $41.9 million for the First Nine Months
Non-GAAP Net Income of $14.8 million or $.53 EPS for the First Nine Months

HARBIN, CHINA—November 15, 2010 - Weikang Bio-Technology Group Co., Inc. (OTC.BB: WKBT - News) ("Weikang" or the "Company"), a leading developer, manufacturer and marketer of Traditional Chinese Medicine (TCM), Western prescription and OTC pharmaceuticals and other health and nutritional products in the People's Republic of China, today announced its fiscal 2010 third quarter results for period ended September 30, 2010.

Third Quarter Highlights
•	Revenue increased 55.2% year-over-year to a record $17.4 million
•	Gross profit increased 74.7% year-over-year to a record $10.4 million
•	Gross margin was 60.0%
•	Net income increased 52.5% to a record $6.1 million with fully diluted earnings per share of $0.22
•	Adjusting for non-cash, stock-based compensation of $0.4 million, non-GAAP net income was $6.5 million and non-GAAP fully diluted earnings per share was $0.23

“We are highly pleased with our record revenue and net income for the quarter,” commented Mr. Yin Wang, Chairman and CEO of Weikang.  “Our increase in sales was due to an strong positive response from consumers for our new therapeutics launch this year, which represented 12.6% of our total sales for the quarter, combined with the delivery of products that were postponed during the first and second quarter due to weather problems.  We anticipate our revenue and net income will continue to increase as we regularly launch new and exciting therapeutics that have a broad market potential.”

Revenue for the third quarter of 2010 was $17.4 million, up 55.2% from revenue of $11.2 million in the third quarter of 2009.  Revenue from the Company’s operating entity Tianfang Pharmaceutical Co., Ltd was $10.3 million, or 59% of total sales, and revenue from the Company’s other operating entity Heilongjiang WeiKang was $7.1 million, or 41% of total sales.  Revenue for the quarter benefitted from delivery of products that were postponed during the first and second quarter of 2010 as well the introduction of new products.  The new products launched during the year accounted for $2.2 million or 12.6% of total revenue.

Gross profit for the quarter increased 74.7% to $10.5 million from $6.0 million in the same period of 2009.  Gross margin for the third quarter of 2010 was 60.0% compared to 53.3% in the third quarter of 2009.  The increase in gross margin over the previous year period is the result of an increase of the percent of total sales of the Company’s higher margin products as well as management’s continuous efforts to control costs related to purchasing, manufacturing, storage and transportation.

Operating expenses were $2.3 million or 13.4% of sales, compared to $0.8 million or 7.5% of sales in the third quarter of 2009.  The increase in operating expenses was attributable to an increase in marketing and promotion expense.  The Company also recognized $401,273 in non-cash, stock-based compensation expenses that it did not incur in the comparable period a year ago.  Adjusting for the non-cash, stock-based compensation, operating expenses were $1.9 million or 11.1% of total sales.  The non-cash, stock-based compensation relates to the private placement closed on January 20, 2010 and associated investor relation expense as well as compensation to four directors and a key employee.

Operating income for the third quarter was $8.1 million, up 57.9% from $5.1 million in the third quarter of 2009.  Operating margin was 46.6% compared to 45.8% in the same period a year ago.  Adjusting for the previously mentioned non-cash, stock-based compensation, non-GAAP operating income was $8.5 million in the third quarter of 2010 and operating margin was 48.9%.

Net income was $6.1 million in the third quarter of 2010, up 52.5% from $4.0 million in net income from the same period a year ago.  Fully diluted earnings per share were $0.22 compared to fully diluted earnings per share of $0.16 in the third quarter of 2009.  Excluding the non-cash, stock-based compensation, non-GAAP net income and fully diluted earnings per share for the third quarter of 2010 was $6.5 million and $0.23, respectively.

Financial Condition

As of September 30, 2010, Weikang Bio-Technology Group Co., Inc. had $30.0 million in cash and cash equivalents, $27.2 million in working capital and $7.7 million in total liabilities. Net cash provided by operating activities for the first nine months of 2010 was $16.3 million. Shareholders' equity stood at $49.6 million, up from $23.4 million at year end 2009.

Nine Months Financial Results

Revenue for the first nine months of fiscal 2010 was $41.9 million, up 21.3% from $34.5 million in the same period a year ago.  Gross profit was $24.9 million, up 32.9% from gross profit of $18.7 million for the first nine months of fiscal 2009.  Gross margin was 59.5% compared to 54.2% for the comparable period a year ago.  Operating income was $17.4 million, up 21.5% from $14.3 million in the first nine months of fiscal 2009.  Adjusting for $2.3 million in non-cash, stock-based compensation, non-GAAP operating income was $19.6 million.  Net income was $12.5 million, up 12.2% from $11.2 million in the same period a year ago.  Fully diluted earnings per share were $0.45 compared to $0.44 in the first nine months of fiscal 2009.  Excluding the non-cash, stock-based compensation, non-GAAP net income and fully diluted earnings per share for the first nine months of 2010 was $14.8 million and $0.53.

Business Outlook

Weikang Bio-Technology expects to complete the construction of its manufacturing line for producing licorice flavonoids by the end of 2010.  The total estimated cost for the production line is $0.75 million of which the Company has already spent $0.47 million and is committed to pay an additional $0.28 million by the end of 2010. The Company expects to start production of licorice flavonoid extraction in 2011.  Once full production is achieved in 2012, the project is expected to add over $13 million to annual revenue and approximately $5.7 million in annual net income.  In addition, Weikang Bio-Technology plans to launch two new therapeutics by the end of 2010 and three new therapeutics during the first quarter of 2011. Combined, the new therapeutics are expected to add approximately $8.8 million in revenue and up to approximately $3.3 million in net income in 2011.

Weikang maintains its fiscal 2010 revenue guidance of $55 million, net profit of $21 million and earnings per share of $0.75. The Company also expects stockholders’ equity to be $48 million or $1.71 per share. For fiscal year 2011, Weikang Bio-Technology is targeting revenue growth to be in the range of 30% to 50% over 2010 revenue.

“We believe that our growth opportunities remain robust as we are actively expanding our product portfolio and distribution network,” Mr. Wang continued.  “During the quarter we added a new distributor in Changsha, Hunan Province and Nanning, Guangxi Provinces.  In addition, this December, we are presenting at the 64th National Medicine Trade Conference where we will have the opportunity to introduce our new therapeutics to a large number of distributors and retailers.”

About Weikang Bio-Technology Group Co., Inc.

Weikang Bio-Technology Group Co., Inc. is principally engaged in developing, manufacturing and distributing Traditional Chinese Medicine (TCM) and health and nutritional supplements in China, in compliance with requisite Chinese licenses and approvals. The Company is also expanding its business scope to develop, manufacture and distribute Chinese herbal extract products and GMP certified western prescription and OTC pharmaceuticals through its acquisition of Tianfang.  For more information, please visit http://www.weikangbio.com.

Use of Non-GAAP Financial Measures

To supplement Weikang’s condensed consolidated financial statements presented on a GAAP basis, Weikang is providing certain income statement information that is not calculated according to GAAP. Weikang believes that its non-GAAP disclosures are useful in evaluating its operating results as this information supplies the user with another view of the matching of costs and expenses. A reconciliation of the adjustments to GAAP results for the three and nine month periods ended September 30, 2010 is included below. The non-GAAP information presented is supplemental and is not purported to be a substitute for information prepared in accordance with GAAP.

Non-GAAP financial results for the three and nine month periods ended September 30, 2010 discussed in this release reflect operating results excluding the impact of the non-cash, stock-based compensation recognized under general and administrative expenses in connection to deferred compensation and associated investor relation expense related to its private placement financing in January 2010 as well as compensation to four Directors and a key employee.

Safe Harbor Statement

Certain statements in this press release constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995.  These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

-FINANCIAL TABLES FOLLOW-

WEIKANG BIO-TECHNOLOGY GROUP CO, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	SEPTEMBER 30, 2010	DECEMBER 31, 2009
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash & cash equivalents	$29,949,501	$11,380,019
Accounts receivable	925,028	-
Advances to suppliers and other receivables	133,262	26,079
Inventory	364,441	285,395
Deferred tax asset	84,553	-
Total current assets	31,456,785	11,691,493
NONCURRENT ASSETS
Property and equipment, net	9,675,213	10,162,946
Construction in progress	475,863	-
Intangible assets	15,639,935	15,558,731
Total noncurrent assets	25,791,011	25,721,677
TOTAL ASSETS	$57,247,796	$37,413,170

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$14,038	$12,668
Unearned revenue	783,453	11,716
Taxes payable	3,186,403	2,247,410
Other payables	230,462	-
Due to related party	25,369	-
Total current liabilities	4,239,725	2,271,794

ADVANCE FORM OFFICER	-	650,000
OTHER PAYABLES - LONG TERM	-	7,620,321
CONTINGENCIES
DEFERRED TAX LIABILITY	3,447,049	3,450,005
STOCKHOLDERS' EQUITY
Common stock, $.00001 par value; authorized shares 100,000,000; issued and outstanding shares 28,064,388 and 25,486,800 at September 30, 2010 and December 31, 2009, respectively	280	255
Additional paid in capital	13,365,240	139,245
Deferred compensation	(479,232)	-
Statutory reserve	1,702,111	1,069,507
Accumulated other comprehensive income	1,713,415	844,526
Retained earnings	33,259,208	21,367,517
Total stockholders' equity	49,561,022	23,421,050
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$57,247,796	$37,413,170

WEIKANG BIO-TECHNOLOGY GROUP CO, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME (UNAUDITED)

	NINE MONTHS ENDED SEPTEMBER 30,		THREE MONTHS ENDED SEPTEMBER 30,
	2010	2009	2010	2009

Net sales	$41,878,410	$34,534,249	$17,426,211	$11,227,275
Cost of goods sold	16,976,845	15,803,400	6,962,482	5,238,634
Gross profit	24,901,565	18,730,849	10,463,729	5,988,642

Operating expenses
Selling	2,416,638	1,569,270	622,337	651,056
General and administrative	3,373,023	939,378	755,640	191,622
Research and development	1,760,631	1,937,928	957,724	-

Total operating expenses	7,550,292	4,446,576	2,335,701	842,678

Income from operations	17,351,273	14,284,273	8,128,028	5,145,964
Non-operating income (expenses)
Interest income	53,054	5,584	16,864	3,968
Other income	246,776	778,095	246,582	256,181
Other (expenses)	(1,947)	(48,479)	(40)	(13,045)
Total non-operating income, net	297,883	735,200	263,406	247,104

Income before income tax	17,649,156	15,019,473	8,391,434	5,393,068
Income tax	5,124,858	3,853,312	2,325,991	1,414,837

Net income	12,524,298	11,166,161	6,065,443	3,978,231
Basic and diluted weighted average shares outstanding	27,814,024	25,339,690	28,052,649	25,339,690
Basic and diluted net earnings per share	$0.45	$0.44	$0.22	$0.16

WEIKANG BIO-TECHNOLOGY GROUP CO., INC
RECONCILIATION OF NON- GAAP FINANCIAL MEASURES
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2010

Adjusted Net income	Three months ended		Nine months ended
	30-Sep-10		30-Sep-10
Net Income (Loss) and Diluted EPS	Net Income	Diluted EPS	Net Income	Diluted EPS
Adjusted Amount Non-GAAP	$6,466,716	$0.23	$14,803,266	$0.53
Adjustments
Non-cash compensation adjustment (1)	354,391	0.01	2,123,571	0.08
Stock based compensation adjustment (2)	46,882	0.00	155,397	0.01
Amount per consolidated statement of operations	6,065,443	0.22	12,524,298	0.45
(1) Non cash compensation expense in connection with the private placement done on January 20, 2010 and associated investor relation expense.
(2) Stock-based compensation expense issued to a key employee and four directors

WEIKANG BIO-TECHNOLOGY GROUP CO, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF NON-GAAP INCOME
(Unaudited)

	NINE MONTHS ENDED SEPTEMBER 30,		THREE MONTHS ENDED SEPTEMBER 30,
	2010	2009	2010	2009

Net sales	$41,878,410	$34,534,249	$17,426,211	$11,227,275
Cost of goods sold	16,976,845	15,803,400	6,962,482	5,238,634

Gross profit	24,901,565	18,730,849	10,463,729	5,988,642

Operating expenses
Selling	2,416,638	1,569,270	622,337	651,056
General and administrative	1,094,055	939,378	354,367	191,622
Research and development	1,760,631	1,937,928	957,724	-

Total operating expenses	5,271,324	4,446,576	1,934,428	842,678

Income from operations	19,630,241	14,284,273	8,529,301	5,145,964

Non-operating income (expenses)
Interest income	53,054	5,584	16,864	3,968
Other income	246,776	778,095	246,582	256,181
Other (expenses)	(1,947)	(48,479)	(40)	(13,045)
Total non-operating income, net	297,883	735,200	263,406	247,104

Income before income tax	19,928,124	15,019,473	8,792,707	5,393,068
Income tax	5,124,858	3,853,312	2,325,991	1,414,837

Net income	14,803,266	11,166,161	6,466,716	3,978,231

Basic and diluted weighted average shares outstanding	27,814,024	25,339,690	28,052,649	25,339,690

Basic and diluted net earnings per share	$0.53	$0.44	$0.23	$0.16

WEIKANG BIO-TECHNOLOGY GROUP CO, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	NINE MONTHS ENDED SEPTEMBER 30,
	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$12,524,298	$11,166,161
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	894,867	881,636
Stock issued for consulting expenses	192,400	127,500
Deferred compensation	2,086,567	-
Changes in deferred tax	(150,571)	(78,033)
(Increase) decrease in current assets:
Accounts receivable	(910,677)	(329,328)
Advances to suppliers and other receivables	(106,552)	(103,775)
Inventory	(72,491)	(346,268)
Increase (decrease) in current liabilities:
Accounts payable	1,112	942
Unearned revenue	759,546	(219,552)
Other payables	226,886	6,024
Taxes payable	882,460	219,946
Net cash provided by operating activities	16,327,845	11,325,254
CASH FLOWS FROM INVESTING ACTIVITIES:
Construction in progress	(468,480)	-
Acquisition of property & equipment	(14,351)	(27,751)
Net cash used in investing activities	(482,831)	(27,751)
CASH FLOWS FROM FINANCING ACTIVITIES:
Changes in due from management	-	1,198,035
Net proceeds from shares issued	2,197,500	-
Payment for purchase of Tianfang	-	(3,812,466)
Changes in due from related party	24,975	-

Net cash provided by (used in) financing activities	2,222,475	(2,614,430)

EFFECT OF EXCHANGE RATE CHANGE ON CASH & CASH EQUIVALENTS	501,993	8,443
INCREASE IN CASH & CASH EQUIVALENTS	18,569,482	8,691,516
CASH & CASH EQUIVALENTS, BEGINNING OF PERIOD	11,380,019	16,927
CASH & CASH EQUIVALENTS, END OF PERIOD	$29,949,501	$8,708,443